- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------


                     FIRST FINANCIAL CARIBBEAN CORPORATION

                                      and

                             BANKERS TRUST COMPANY,
                                    Trustee



                              ---------------------


                                   INDENTURE


                         Dated as of September   , 1996

                              ---------------------

                                  $75,000,000

                          ____% Senior Notes Due 2006



- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

   Reconciliation and tie between Trust Indenture Act of 1939 and Indenture,
                        dated as of September   , 1996

Trust Indenture                                           Indenture
Act Section                                               Section
- ---------------                                           ---------
{ 310 ................................................    604
      (a)(1) .........................................    607
      (a)(2) .........................................    607
      (a)(3) .........................................    Not Applicable
      (a)(4) .........................................    Not Applicable
      (b) ............................................    608, 610, 613
{ 311 ................................................    604
      (a) ............................................    614(a)
      (b) ............................................    614(b)
      (c) ............................................    Not Applicable
{ 312 (a) ............................................    701, 702(a)
      (b) ............................................    702(b)
      (c) ............................................    702(c)
{ 313 (a) ............................................    703(a)
      (b) ............................................    703(b)
      (c) ............................................    703(c)
      (d) ............................................    703(d)
{ 314 (a) ............................................    704
      (b) ............................................    Not Applicable
      (c)(1) .........................................    102
      (c)(2) .........................................    102
      (c)(3) .........................................    Not Applicable
      (d) ............................................    Not Applicable
      (e) ............................................    102
{ 315 ................................................    602
      (a) ............................................    601(a)
      (b) ............................................    612, 703(a)(6)
      (c) ............................................    601(b)
      (d) ............................................    601(c)
      (d)(1) .........................................    601(a)(1),
                                                          601(c)(1)
      (d)(2) .........................................    601(c)(2)
      (d)(3) .........................................

601(c)(3)
      (e) ............................................    514, 608
{ 316 (a)(1)(A) ......................................    502, 512
      (a)(1)(B) ......................................    513
      (a)(2) .........................................    Not Applicable
      (b) ............................................    508
{ 317 (a)(1) .........................................    503
      (a)(2) .........................................    504
      (b) ............................................    1003
{ 318 (a) ............................................    107

________________
Security:  This reconciliation and tie shall not, for any
purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Parties...........................................................       1
Recitals of the Company...........................................       1

                                ARTICLE ONE

                Definitions and Other Provisions of
                          General Application

SECTION 101.      Definitions.....................................       1

                  Act.............................................       2
                  Affiliate.......................................       2
                  Asset Disposition...............................       2
                  Authenticating Agent............................       3
                  Board of Directors..............................       3
                  Board Resolution................................       3
                  Book-Entry Security.............................       3
                  Business Day....................................       3
                  Capital Stock...................................       3
                  Capitalized Lease Obligation....................       3
                  Commission......................................       4
                  Common Stock....................................       4
                  Company.........................................       4
                  Company Request or Company Order................       4
                  Consolidated EBITDA.............................       4
                  Consolidated Income Tax Expense.................       4
                  Consolidated Interest Coverage
                    Ratio.........................................       4
                  Consolidated Interest Expense...................       6
                  Consolidated Net Income or
                    Consolidated Net Loss.........................       6
                  Consolidated Net Tangible Assets................       7
                  Consolidated Net Worth..........................       7
                  Consolidated Non-cash Charges...................       7
                  Consolidated Non-cash Net Income
                    Contributions.................................       8
                  Convertible Subordinated
                    Debentures....................................       8
                  Corporate Trust Office..........................       8
                  Defaulted Interest..............................       8
                  Depositary......................................       8
                  Disqualified Stock..............................       8
                  Event of Default................................       9
                  Exchange Act....................................       9
                  GAAP............................................       9
                  Holder..........................................       9
                  Indebtedness....................................       9

                                                                        Page
                                                                        ----

                  Indenture.......................................      10
                  Interest Payment Date...........................      10
                  Interest Protection Agreement...................      10
                  Lien............................................      10
                  Maturity........................................      10
                  Officers' Certificate...........................      10
                  Opinion of Counsel..............................      11
                  Outstanding.....................................      11
                  Paying Agent....................................      12
                  Permitted Indebtedness..........................      12
                  Permitted Liens.................................      12
                  Person..........................................      13
                  Predecessor Security............................      14
                  Property........................................      14
                  Redemption Date.................................      14
                  Redemption Price................................      14
                  Refinancing Indebtedness........................      14
                  Regular Record Date.............................      15
                  Responsible Officer.............................      15
                  Restricted Indebtedness.........................      15
                  Restricted Investment...........................      15
                  Restricted Payment..............................      16
                  Security Register; Security
                    Registrar.....................................      16
                  Servicing Assets................................      16
                  Special Record Date.............................      16
                  Stated Maturity.................................      16
                  Subsidiary......................................      16
                  Subsidiary......................................      17
                  Trust Indenture Act.............................      17
                  Trustee.........................................      17
                  U.S. Government Obligations.....................      17
                  Vice President..................................      17
                  Voting Stock....................................      18
                  Wholly-Owned Subsidiary.........................      18

SECTION 102.      Compliance Certificates and
                    Opinions......................................      18
SECTION 103.      Form of Documents Delivered to
                    Trustee.......................................      19
SECTION 104.      Acts of Holders.................................      19
SECTION 105.      Notices, Etc., to Trustee and
                    Company.......................................      21
SECTION 106.      Notice to Holders; Waiver.......................      22
SECTION 107.      Conflict with Trust Indenture
                    Act...........................................      23
SECTION 108.      Effect of Headings and Table of
                    Contents......................................      23
SECTION 109.      Successors and Assigns..........................      23

SECTION 110.      Separability Clause.............................      23
SECTION 111.      Benefits of Indenture...........................      23
SECTION 112.      Governing Law...................................      23
SECTION 113.      Legal Holidays..................................      23

                               ARTICLE TWO

                             Security Forms

SECTION 201.      Forms Generally.................................      24
SECTION 202.      Form of Face of Security........................      24
SECTION 203.      Form of Reverse of Security.....................      27
SECTION 204.      Form of Trustee's Certificate
                    of Authentication.............................      33

                              ARTICLE THREE

                             The Securities

SECTION 301.      Title and Terms.................................      34
SECTION 302.      Denominations...................................      34
SECTION 303.      Execution, Authentication,
                    Delivery and Dating...........................      34
SECTION 304.      Temporary Securities............................      36
SECTION 305.      Registration, Registration of
                    Transfer and Exchange.........................      37
SECTION 306.      Mutilated, Destroyed, Lost and
                    Stolen Securities.............................      40
SECTION 307.      Payment of Interest; Interest
                    Rights Preserved..............................      41
SECTION 308.      Persons Deemed Owners...........................      43
SECTION 309.      Cancellation....................................      43
SECTION 310.      Computation of Interest.........................      43


                              ARTICLE FOUR

                     Satisfaction and Discharge;
                               Defeasance

SECTION 401.      Satisfaction and Discharge of
                    Indenture.....................................      44
SECTION 402.      Defeasance of Certain
                    Obligations...................................      46
SECTION 403.      Application of Trust Money......................      47
SECTION 404.      Reinstatement...................................      48

                              ARTICLE FIVE

                                 Remedies
SECTION 501.      Events of Default...............................      48
SECTION 502.      Acceleration of Maturity;
                    Rescission and Annulment......................      50
SECTION 503.      Collection of Indebtedness and
                    Suits for Enforcement by
                    Trustee.......................................      51
SECTION 504.      Trustee May File Proofs of
                    Claim.........................................      52
SECTION 505.      Trustee May Enforce Claims
                    Without Possession of
                    Securities....................................      53
SECTION 506.      Application of Money Collected..................      54
SECTION 507.      Limitation on Suits.............................      54
SECTION 508.      Unconditional Right of Holders
                    To Receive Principal,
                    Premium and Interest..........................      55
SECTION 509.      Restoration of Rights and
                    Remedies......................................      56
SECTION 510.      Rights and Remedies Cumulative..................      56
SECTION 511.      Delay or Omission Not Waiver....................      56
SECTION 512.      Control by Holders..............................      56
SECTION 513.      Waiver of Past Defaults.........................      57
SECTION 514.      Undertaking for Costs...........................      57
SECTION 515.      Waiver of Stay or Extension
                    Laws..........................................      58

                               ARTICLE SIX

                               The Trustee

SECTION 601.      Certain Duties and
                    Responsibilities............................        58
SECTION 602.      Certain Rights of
                  Trustee........................................       60
SECTION 603.      Not Responsible for Recitals
                    or Issuance of Securities....................       61
SECTION 604.      May Hold Securities............................       61
SECTION 605.      Money Held in Trust............................       62
SECTION 606.      Compensation and Reimbursement.................       62
SECTION 607.      Corporate Trustee Required;
                    Eligibility..................................       63
SECTION 608.      Resignation and Removal;
                    Appointment of Successor.....................       63
SECTION 609.      Acceptance of Appointment by
                    Successor....................................       65

SECTION 610.      Merger, Conversion,
                    Consolidation or Succession
                    to Business..................................      66
SECTION 611.      Appointment of Authenticating
                    Agent........................................      66
SECTION 612.      Notice of Defaults..............................     68
SECTION 613.      Disqualification; Conflicting
                    Interests....................................      68
SECTION 614.      Preferential Collection of
                    Claims Against Company.......................      75

                              ARTICLE SEVEN

                      Holder's Lists and Reports
                        by Trustee and Company

SECTION 701.      Company to Furnish Trustee
                    Names and Addresses of
                    Holders......................................      81
SECTION 702.      Preservation of Information;
                    Communications to Holders....................      81
SECTION 703.      Reports by Trustee..............................     82
SECTION 704.      Reports by Company..............................     84

                              ARTICLE EIGHT

                 Consolidation, Merger, Conveyance,
                           Transfer or Lease

SECTION 801.      Company May Consolidate, Etc.,
                    Only on Certain Terms........................      85
SECTION 802.      Successor Substituted...........................     86

                              ARTICLE NINE

                        Supplemental Indentures

SECTION 901.      Supplemental Indentures
                    Without Consent of Holders...................      87
SECTION 902.      Supplemental Indentures with
                    Consent of Holders...........................
SECTION 903.      Execution of Supplemental
                    Indentures...................................      88
SECTION 904.      Effect of Supplemental
                    Indentures...................................      89
SECTION 905.      Conformity with Trust
                    Indenture Act................................      89
SECTION 906.      Reference in Securities to
                    Supplemental Indentures......................      89


                               ARTICLE TEN

                                Covenants
SECTION 1001.     Payment of Principal, Premium
                    and Interest.................................      89
SECTION 1002.     Maintenance of Office or
                    Agency.......................................      90
SECTION 1003.     Money for Security Payments to
                    Be Held in Trust.............................      90
SECTION 1004.     Corporate Existence.............................     92
SECTION 1005.     Maintenance of Properties.......................     92
SECTION 1006.     Payment of Taxes and Other
                    Claims.......................................      93
SECTION 1007.     Insurance.......................................     93
SECTION 1008.     Limitation on Company and
                    Subsidiary Indebtedness and
                    Disqualified Stock...........................      93
SECTION 1009.     Limitation on Restricted
                    Payments.....................................      94
SECTION 1010.     Limitation on Liens.............................     95
SECTION 1011.     Limitation on Dividends and
                    Other Payment Restrictions
                    Affecting Subsidiaries.......................      95
SECTION 1012.     Limitation on Sales of Assets...................     96
SECTION 1013.     Transactions with Affiliates....................     96
SECTION 1014.     Limitation on Capital Stock of
                    Subsidiaries.................................      97
SECTION 1015.     Limitation on Line of Business..................     97
SECTION 1016.     Provision of Financial
                    Statements...................................      97
SECTION 1017.     Statement by Officers as to
                    Default......................................      98
SECTION 1018.     Waiver of Certain Covenants.....................     98

                             ARTICLE ELEVEN

                       Redemption of Securities

SECTION 1101.     Right of Redemption.............................     99
SECTION 1102.     Applicability of Article........................     99
SECTION 1103.     Election to Redeem; Notice to
                    Trustee......................................      99
SECTION 1104.     Selection by Trustee of
                    Securities to Be Redeemed....................      99
SECTION 1105.     Notice of Redemption............................    100
SECTION 1106.     Deposit of Redemption Price.....................    101
SECTION 1107.     Securities Payable on
                    Redemption Date..............................     101

SECTION 1108.     Securities Redeemed in Part.....................     101


TESTIMONIUM.......................................................     102

SIGNATURE.........................................................     102

ACKNOWLEDGMENTS...................................................     103

            INDENTURE, dated as of September   , 1996, between First Financial
Caribbean Corporation, a corporation duly organized and existing under the laws of Puerto Rico (herein called the "Company"), having its principal office at 1159 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920, and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee").

                          RECITALS OF THE COMPANY

            The Company has duly authorized the creation of an issue of its ___% Senior Notes due 2006 (herein called the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            All things necessary have been done to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms.

                NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                ARTICLE ONE

                     Definitions and Other Provisions of
                             General Application

SECTION 101.  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, as hereinafter defined; and

            (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            Certain terms used principally in Article Six are defined in that Article.

            "Act" when used with respect to any Holder, has the meaning specified in Section 104.

            "Affiliate" of any specified Person means any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) which beneficially owns 10% or more of the Voting Stock of such specified Person; or (iii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporate entity, 10% of the equity interest) of which is owned by such specified Person or a subsidiary thereof. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-Owned Subsidiary, (ii) a disposition of any asset, including without limitation, loans, mortgaged backed securities and Servicing Assets and other securities, in the ordinary course of business and (iii) a disposition of property or other assets having a fair market value (as determined in good faith by the Company) of not more than $1,500,000. For purposes of this definition, the term "Asset Disposition" shall include any disposition by means of a merger, consolidation or similar transaction unless such merger, consolidation or similar transaction is not in violation of the provisions of
Section 801.

            "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Book-Entry Security" means a Security evidencing all or part of the Securities that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to a Company Request, that shall be registered in the name of the Depositary or its nominee and that shall represent, and shall be denominated in an amount equal to the principal of, all of the Outstanding Securities or any portion thereof, and bearing the legend prescribed in Section 303.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the Commonweath of Puerto Rico are authorized or obligated by law or executive order to close or otherwise a general bank holiday in either jurisdiction.

            "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such person.

            "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purposes of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with such principles.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company and shall include shares of the Company's common stock, par value $1.00 per share.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name or the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Consolidated EBITDA" means, with respect to the Company for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense, less (ii) Consolidated Non-cash Net Income Contributions.

            "Consolidated Income Tax Expense" means, with respect to the Company for any period, the provision for federal, state, local and foreign income taxes of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Coverage Ratio" means, with respect to the Company, the ratio of the aggregate amount of Consolidated EBITDA of the Company for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (for purposes of this definition, the "Transaction Date") giving rise to the need to calculate the Consolidated Interest Coverage Ratio (such four full fiscal quarter period being referred to herein for purposes of this definition as the "Four Quarter Period") to the aggregate amount of Consolidated Interest Expense of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition "Consolidated EBITDA" and "Consolidated Interest Expense" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of the Company or its Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (for purposes of this definition, the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Interest Expense of such Person directly or indirectly attributable to assets which are the subject of any acquisition which gives rise to the need to make such calculation occurring during the Reference Period as if such acquisition occurred on the first day of the Reference Period and
(c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed under the agreement pursuant to which it was incurred occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Interest Expense" for this "Consolidated Interest Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Interest Expense" for purposes of determining the denominator (but not the numerator) of this "Consolidated Interest Coverage Ratio", (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other money market rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period, and

(iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or its Subsidiaries directly or indirectly guaranteed Indebtedness of a third Person, the above clauses shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or its Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            "Consolidated Interest Expense" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and its Subsidiaries with respect to Indebtedness other than Permitted Indebtedness and Refinancing Indebtedness (other than Indebtedness under this Indenture and the Convertible Subordinated Debentures and Refinancing Indebtedness thereon) for such period as determined on a consolidated basis in accordance with GAAP, excluding the amortization of fees related to the issuance of the Securities, but including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" or "Consolidated Net Loss" means, with respect to the Company for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period as determined in accordance with GAAP consistently applied and adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto) and the non-recurring cumulative effect of accounting charges, (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Company, (iii) net income (or loss) of any Person combined with the Company or its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains (net of fees and expenses relating to the transaction giving rise thereto) or losses in respect of any Asset Dispositions by the Company or its Subsidiaries, on an after-tax basis, and (vi) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders.

            "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of any Person and its subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of any Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP, after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of (without duplication): (i) the excess of cost over fair market value of assets or businesses acquired; (ii) any reevaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of such Person immediately preceding the date of this Indenture as a result of a change in the method of valuation in accordance with GAAP; and (iii) unamortized debt discount and expenses, other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items (if included in total assets).

            "Consolidated Net Worth" means the total stockholders' equity (exclusive of any Disqualified Capital Stock) of any Person and its subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Non-cash Charges" means, with respect to the Company for any period, the aggregate depreciation, amortization (including amortization of excess servicing fees receivable, cost in excess of fair market value of net assets acquired, amortization of debt issuance costs and mortgage servicing rights) and other non-cash expenses (including, without limitation, allowance for loan and lease losses, non-cash reserves and non-cash charges) of the Company and its Subsidiaries reducing Consolidated Net Income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Non-cash Net Income Contributions" means, with respect to the Company for any period, the additions to excess servicing fees receivable and the increase in originated mortgage servicing rights (OMSR) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Convertible Subordinated Debentures" means the 8.25% Convertible Subordinated Debentures due January 1, 2006, issued pursuant to the Debenture Purchase Agreement, dated as of September 25, 1995, as amended and restated as of December 25, 1995, between the Company and Banponce Corporation, a Puerto Rico corporation.

            "Corporate Trust Office" means the office of the Trustee at which, at any particular time the corporate trust business of the Trustee shall be administered, which, at the date of this Indenture, is located at the address specified in Section 105.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Depositary" means, with respect to the Securities when issued in whole or in part in the form of one or more Book-Entry Securities, The Depository Trust Company, New York, New York, until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Person or Persons, as the case may be.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to September __, 2006.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Indebtedness" of any Person means (i) any liability of such Person
(a) for borrowed money, (b) secured by any Lien, (c) evidenced by a bond, note, debenture or similar instrument (including a purchase money instrument), other than a trade payable or current liability arising in the ordinary course of business, (d) created or arising under any conditional sale or other title retention agreement, (e) which is a "take-or-pay" obligation, (f) for the payment of money relating to a Capitalized Lease Obligation, (g) for reimbursement in respect of letters of credit but only to the extent that the letters of credit do not support an obligation of such Person already included in Indebtedness or which would constitute Permitted Indebtedness of such Person, or (h) under Interest Rate Protection Agreements (other than Interest Rate Protection Agreements relating to or in connection with Permitted Indebtedness); (ii) any liability of others described in the preceding clause
(i) that the Person has guaranteed or that is otherwise its legal liability; and (iii) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) and (ii) above, but excluding contingent recourse obligations or contingent recourse liabilities related to the Company's mortgage servicing portfolio or mortgage servicing rights of the Company and its Subsidiaries and obligations as a servicer under mortgage servicing agreements to make advances on mortgage loans in advance of receipt of payment from the underlying obligors. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose trust or similar entity to which mortgage loans or mortgage-backed securities have been sold or otherwise transferred by or on behalf of the Company or any Subsidiary of the Company or by any person to which the Company or any Subsidiary shall have sold mortgage loans or mortgage-backed securities in connection with such securitization transaction shall not be treated as Indebtedness regardless of whether such securities are treated as indebtedness for tax purposes.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed by the Trust Indenture Act to be a part of and govern this instrument and any such supplemental indenture, respectively.

            "Interest Payment Date" means each semi-annual interest payment date on _________ and __________ of each year, commencing _______________.

            "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

            "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

            "Maturity" when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer or the Secretary of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

            "Outstanding" when used with respect to the Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

            (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

           (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, in each case pursuant to the terms of this Indenture; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provisions therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

            "Permitted Indebtedness" means (i) Indebtedness of the Company and its Subsidiaries outstanding immediately following the issuance of the Securities and the application of the proceeds thereof; (ii) deposit liabilities of any Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency to the fullest extent permitted by law; (iii) Indebtedness of the Company or any Subsidiary to the Federal Home Loan Bank of New York or any successor thereto incurred in the ordinary course of business and secured by mortgage loans, mortgage-backed securities or other permitted collateral (including term notes payable to private investors collateralized by letters of credit issued by the Federal Home Loan Bank of New York); (iv) Indebtedness of the Company or any Subsidiary incurred in the ordinary course of business and secured by mortgage loans, mortgage-backed securities, asset-backed securities or Servicing Assets (other than term facilities secured by Servicing Assets), including commercial paper notes that are credit enhanced pursuant to credit facilities which are secured by such assets; (v) Indebtedness of the Company or any Subsidiary under any mortgage loan repurchase agreements or securities repurchase agreements entered into in the ordinary course of business; (vi) Indebtedness of the Company or any Subsidiary under, or incurred to finance or settle, any put obligation entered into in the ordinary course of business in connection with the sale or financing of mortgage loans or mortgage-backed securities; (vii) Indebtedness of the Company or any Subsidiary under Interest Rate Protection Agreements related to or in connection with (i) through (vi) above.

            "Permitted Liens" means (i) any purchase money Lien on any Property acquired after the date of this Indenture by the Company or any Subsidiary or constructed or improved after the date of this Indenture by the Company or any

Subsidiary to secure or provide for the payment of all or a part of the purchase price thereof, or any Indebtedness incurred to finance the purchase thereof or cost of construction or cost of improvement of such property; provided that (a) such Liens shall not extend to any other Property of the Company or any Subsidiary, and (b) any Indebtedness secured by any such Lien shall not exceed an amount equal to 100% of the lesser of the purchase price or fair market value at the time ofacquisition of the Property (the amount to be determined in good faith by the Company); (ii) all Liens on Property of the Company or any Subsidiary existing on the date of this Indenture; (iii) Liens created in connection with property taxes and assessments or governmental charges or levies and Liens securing claims of mechanics and materialmen in the ordinary course of business; (iv) Liens in favor of the Company or a Subsidiary securing Indebtedness of a Subsidiary; (v) Liens on Property existing at the time of acquisition thereof (including acquisition through merger or consolidation); provided that (a) such Liens shall not extend to any other Property of the Company or any Subsidiary, and (b) such Liens shall not have been created, incurred or assumed in contemplation of such Property being acquired by the Company or any Subsidiary; (vi) Liens securing the Securities;
(vii) Liens incidental to the conduct of business or the ownership of properties (including warehousemen's and attorney's liens and statutory landlord's liens and liens to secure the deposit of public funds or trust funds in the case of Doral Federal); (viii) Liens arising by reason of any judgment, decree or order of any court, so long as such Lien is adequately bonded, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated and the period within which such proceedings may be initiated shall not have expired; (xi) Liens securing Indebtedness referred to in clauses (i) and
(iii)-(vii) of the definition of "Permitted Indebtedness" above; and (x) Liens securing residential mortgage servicing assets; (ix) Liens in favor of Financial Security Assurance or other insurance or credit enhancement providers on residual certificates or interests of mortgage trusts; and (xii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing subparagraphs (i) through (xi); provided that any of the foregoing are limited to the same Property subject to, and securing no more Indebtedness than, the Lien so extended, renewed or replaced.

            "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its subsidiaries under GAAP.

            "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price" when used with respect to any Security to be redeemed, means the price at which such Security is to be redeemed pursuant to this Indenture.

            "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or its Subsidiaries outstanding on the date of this Indenture or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) such newly incurred Indebtedness is subordinated to the Securities to the same extent as the Indebtedness being refunded, refinanced or extended; (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the Stated Maturity of the Securities;
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Stated Maturity of the Securities has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the Stated Maturity of the Securities; (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that (a) the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Subsidiary and (b) any Subsidiary may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any other Subsidiary.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the __________ or ___________ (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

            "Responsible Officer" when used with respect to the Trustee means any officer assigned to and working in the corporate trust and agency group (or any successor group) of the Trustee, including any Vice President, Assistant Vice President, Assistant Secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Indebtedness" means any Indebtedness that (i) is subordinated in right of payment to the Securities; and (ii) requires any principal payment, redemption payment or sinking fund payment thereon, in whole or in part, to be made on or prior to the Stated Maturity of the Securities; provided that any Indebtedness which qualifies as Refinancing Indebtedness shall not be deemed to constitute Restricted Indebtedness.

            "Restricted Investment" shall mean any investment in, loan or advance to, guarantee on behalf of, directly or indirectly, or other transfer of assets to, (i) any Person, whether in corporate, partnership or other legal form, in which the Company or any of its Subsidiaries holds a 50% or less interest; or (ii) any Subsidiary that is subject to restrictions, direct or indirect, on the declaration or payment of dividends or similar distributions, or the making of intercompany loans or advances, by that Subsidiary to the Company or to any other Subsidiary under the terms of its certificate of incorporation or any agreement, instrument, judgment, order, decree, statute (other than Puerto Rico or any State corporate law or any equivalent restriction relating to federal savings associations), rule or governmental regulation binding upon such Subsidiary.

            "Restricted Payment" means (i) any declaration or payment of any dividend or other distribution on Capital Stock of the Company or any of its Subsidiaries (other than Wholly- Owned Subsidiaries), other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock); (ii) any redemption, purchase, retirement or other acquisition for value (other than value represented by Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock)) of the Capital Stock of the Company or any of its Subsidiaries (other than Wholly-Owned Subsidiaries);
(iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of, any Indebtedness of the Company which is subordinated in right of payment to the Securities other than (a) with the proceeds from the incurrence of Refinancing Indebtedness related thereto or (b) in exchange for Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock or (c) with respect to the Convertible Subordinated Debentures); or (iv) any Restricted Investment.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            "Servicing Assets" means, at any time, the portfolio of outstanding residential mortgage loans with respect to which the Company has direct servicing rights.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

            "Stated Maturity" when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

            A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person or (ii) any other Person in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

            "Subsidiary" means any subsidiary of the Company.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, as in force at the date as of which this instrument was executed, except as provided in Section 905.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

            "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

            "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior or class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

            "Wholly-Owned Subsidiary" means a Subsidiary of which all issued and outstanding Capital Stock is owned beneficially and of record by the Company and/or one or more Wholly-Owned Subsidiaries of the Company.

SECTION 102.  Compliance Certificate and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance that constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates delivered pursuant to Section 1017) shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.  Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or certified by an opinion of, any specified Person, it is not necessary that all such matters be certified, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of opinion of, or representations by, any officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.  Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall be the later of 10 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 701 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date. No such vote or consent shall be valid or effective for more than 120 days after such record date.

            Without limiting the generality of this Section 104, a Holder, including a Depositary that is a Holder of one or more Book-Entry Securities, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of one or more Book-Entry Securities may provide its proxy or proxies to the beneficial owners of interests in any such Book-Entry Securities through such Depositary's standing instructions and customary practices.

            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Book-Entry Security held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Persons who are such beneficial owners at the close of business on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver, or other action, whether or not such Persons remain such beneficial owners after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than six months after such record date.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The ownership of Securities shall be proved by the Security Register.

            (d) Any request, demand, authorization, direction, notice, consent, waiver, Act or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.  Notices, Etc., to Trustee and Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Bankers Trust Company, 4 Albany Street, New York, NY 10006, Telecopier No. (212) 250-6961, Attention: Corporate Trust and Agency Group.

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder shall be conclusively deemed to have been received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then any method of giving such notice as shall be satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.  Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with another provision hereof that is automatically included in this Indenture by any of the provisions of the Trust Indenture Act, such automatically included provision shall control.

SECTION 108.  Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.  Successors and Assigns.

            All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110.  Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

SECTION 111.  Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders of Securities), any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  Governing Law.

            This Indenture and the Securities shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law.

SECTION 113.  Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date of Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or

Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

                               ARTICLE TWO

                              Security Forms

SECTION 201.  Forms Generally.

            The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

            The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange or automated quotation system of any registered securities association on which the securities may be listed or designated for inclusion, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.  Form of Face of Security.

                     First Financial Caribbean Corporation

                         ____% Senior Note due 2006


No.                                                     $
   ---------------------                                  ---------------------

            First Financial Caribbean Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to

____________________, or registered assigns the principal sum of ____________ Dollars on ____________, 2006, and to pay interest thereon from ____________, __, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on __________ and __________ in each year, commencing ____________, 1997, at the rate of ___% per annum, computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system of any registered securities association on which the Securities may be listed, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under this corporate seal.

Dated:

                                   FIRST FINANCIAL CARIBBEAN CORPORATION



                                   By
                                     -----------------------------------

Attest:


- ------------------------------
   Authorized Signature

SECTION 203.  Form of Reverse of Security.

            This Security is one of a duly authorized issue of Securities of the Company designated as its ___% Senior Notes due 2006 (herein called the "Securities"), limited in aggregate principal amount to $75,000,000, issued and to be issued under an Indenture, dated as of September __, 1996 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee" which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            The Securities will be redeemable as a whole or in part, at the option of the Company at any time, at a Redemption Price equal to the greater of (i) 100% of their principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year
consisting of twelve 30-day months) at the Treasury Yield plus [   ] basis
points, plus in each case accrued interest to the Redemption Date.

            "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. "Independent Investment Banker" means BT Securities Corporation or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

            "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the Reference Treasury Dealer Quotation for such Redemption Date, in each case, as calculated by the Company. "Reference Treasury Dealer Quotation" means the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company and the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date. The Company will provide the Trustee with an Officers' Certificate setting forth the Redemption Price prior to 11:00 a.m. on the second Business Day preceding such Redemption Date.

            "Reference Treasury Dealer" means BT Securities Corporation, and its respective successors; provided, however, that if BT Securities Corporation shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefore another Primary Treasury Dealer.

            Holders of Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

            In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

            If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also permits the Company and the Trustee to amend the Indenture or the Securities, without the consent of any Holder, to cure any ambiguity or inconsistency or to make any other change provided the same does not adversely affect the interests of the Holders. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of New York and at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security may be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            ASSIGNMENT FORM

                    (To be executed by the registered holder
              if such holder desires to transfer this Security)

[Trustee]
[Address]


            FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto



- --------------------------------------------------------------------------------
                    (Please insert social security or other
                     tax identifying number of transferee)



- --------------------------------------------------------------------------------
                 (Please print name and address of transferee)


this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer this Security on the Security Register, with full power of substitution.

            Dated:
                    ------------, ----.


                                          ---------------------------------
                                                      Signature



                                          ---------------------------------
                                                 Signature Guaranteed


            NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

SECTION 204.  Form of Trustee's Certificate
               of Authentication

          This is one of the Securities referred to in the within-mentioned Indenture.

                                    Bankers Trust Company,
                                    as Trustee



Date:                               By
       -------------------            -------------------------------------
                                           Authorized Signatory

                              ARTICLE THREE

                             The Securities

SECTION 301.  Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $75,000,000, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 906 or 1108.

            The Securities shall be known and designated as the "___% Senior Notes due 2006" of the Company. Their Stated Maturity shall be ____________, 2006, and they shall bear interest at the rate of ___% per annum, from ____________, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on ____________ and ____________, commencing ____________, 199[
], until the principal thereof is paid or made available for payment.

            The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company in the City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Persons entitled thereto as such addresses shall appear in the Security Register.

            The Securities shall be redeemable as provided in Article Eleven.

SECTION 302.  Denominations.

            The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.  Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal impressed or reproduced thereon attested by its Secretary or one of its

Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            The Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to the Securities, for so long as the Securities are to be issued in whole or in part in the form of one or more Book- Entry Securities, authenticate and deliver one or more Book- Entry Securities in definitive form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities to be represented by such Book-Entry Security or Securities, (ii) shall be registered in the name of the Depositary for such Book-Entry Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect:

      Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            Each Depositary appointed pursuant to Section 305 for a Book-Entry Security in registered form must, at the time of its appointment and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

            In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer or lease all or substantially all of its Property to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

SECTION 304.  Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305.  Registration, Registration of Transfer and
              Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

            At the option of the Holder, the Securities (except when they are in the form of one or more Book-Entry Securities representing all or a portion of the Securities) may be exchanged for other Securities of authorized denominations of the same series containing identical terms and provisions, of like aggregate principal amount, upon surrender of the

Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            Notwithstanding any other provision of this Section, unless and until it is exchanged in whole for Securities in certificated form, a Book-Entry Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            If at any time the Depositary for the Securities is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company within 90 days after the Company receives notice from the Depositary or otherwise becomes aware of such unwillingness, inability or ineligibility, the Company will execute and deliver to the Trustee as promptly as practicable certificated Securities, together with a Company Order for the authentication and delivery of certificated Securities, and the Trustee, as promptly as practicable after the receipt of such certificated Securities and Company Order, will authenticate and deliver Securities in certificated form in an aggregate principal amount equal to the principal amount of, and containing terms and provisions identical to, the Book-Entry Security or Securities in exchange for such Book-Entry Security or Securities.

            The Company may at any time and in its sole discretion determine that the Securities issued in the form of one or more Book-Entry Securities shall no longer be represented by such Book-Entry Security or Securities. In such event the Company will execute and deliver to the Trustee certificated Securities, together with a Company Order for the authentication and delivery of certificated Securities, and the Trustee, as promptly as practicable after the receipt of such certificated Securities and Company Order, will authenticate and deliver Securities in certificated form and in an aggregate principal amount equal to the principal amount of, and containing terms and provisions identical to, the Book-Entry Security or Securities in exchange for such Book-Entry Security or Securities.

            Upon the exchange of a Book-Entry Security in whole or in part for Securities in certificated form, such Book-Entry Security shall be cancelled by the Trustee. Securities issued in exchange for a Book-Entry Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Book-Entry Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered or as it may otherwise be directed by such Depositary. Upon the exchange of less than the entire principal amount of a Book-Entry Security for Securities in certificated registered form, the Company shall also execute, and the Trustee, upon Company Order shall also authenticate and deliver a new Book-Entry Security in aggregate principal amount equal to the difference between the principal amount of the surrendered Book-Entry Security and the aggregate principal amount of the certificated Securities issuable upon such exchange.

            In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee will authenticate and deliver Securities in certificated registered form in authorized denominations.

            If a Security in certificated form is issued in exchange for any portion of a Book-Entry Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security in certificated form, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Book-Entry Security is payable in accordance with the provisions of this Indenture.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange or redemption of Securities, other than exchanges pursuant to Section 304, 906 or 1108 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            None of the Company, the Trustee, any agent of the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments on account of beneficial ownership interests of a Book-Entry Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the mutilation, destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.  Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such

Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection 307(1) or 307(2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection 307(1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection 307(2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system of any registered securities association on which the Securities may be listed, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection 307(2), such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Subsection 307, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.  Persons Deemed Owners.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.  Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee's normal procedure and a certificate of such disposal shall be delivered to the Company.

SECTION 310.  Computation of Interest.

            Interest on the Securities shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months.

                               ARTICLE FOUR

                        Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities, and any right of the Trustee to compensation and reimbursement, herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1)   either

                  (A) all Outstanding Securities have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i)  have become due and payable, or

                 (ii) will become due and payable at their Stated Maturity within one year, or

                (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness due on such date on such Securities not theretofore delivered to the Trustee for cancellation, and which amount, when invested in short-term U.S. Government Obligations (as required below) will be sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of interest, on any date from the date of such deposit to the Stated Maturity or Redemption Date (as applicable), to pay and discharge the entire amount due on any such date on such Securities. The Trustee shall (until all amounts due on the Securities are paid, as described above) invest and reinvest such deposited amount in short-term U.S. Government Obligations;

            (2) such deposits shall not cause the Trustee to have a conflicting interest as defined in and for purposes of the Trust Indenture Act;

            (3) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which it or its property is bound;

            (4) the Company shall deliver to the Trustee an Opinion of Counsel in form and substance satisfactory to the Trustee to the effect that Holders of the Securities will not recognize income, gain or loss for Federal income tax pu rposes as a result of such deposit and the satisfaction and discharge contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and satisfaction and discharge of the Indenture had not occurred;

            (5) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (6) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company under Sections 305, 606, 607, 703, 704, 1001, 1002, 1003 and 1017 and the obligations of the Trustee under Sections 610, 611 and 703 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Subsection (1) of this Section 401, the obligations of the Trustee under other provisions of this Indenture (including
Section 403 and the last paragraph of Section 1003) shall survive.

SECTION 402.  Defeasance of Certain Obligations.

            The Company may omit to comply with any term, provision or condition set forth in Sections 1008 through 1015 of this Indenture, and clause
(3) of Section 501 of this Indenture shall be deemed not to be an Event of Default with respect to any such provision or condition, in each case, with respect to the Outstanding Securities if:

            (a) with reference to this Section 402, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 607 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest on the Securities, and dedicated solely to the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this subsection (a), money in an amount or (iii) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or Redemption Date (as applicable) of any such payment; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

            (b) such deposit will not, if the Securities are then listed on any securities exchange, cause the Securities to be de-listed or result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

            (c) no Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default of the type specified in
      Section 501(6) or Section 501(7) shall have occurred during the period ending on the 123rd day after such date of deposit;

            (d) the Company has delivered to the Trustee an Opinion of Counsel, subject to such qualifications, exceptions, assumptions and limitations as are reasonably deemed necessary by such counsel and are reasonably satisfactory to counsel for the Trustee, to the effect that
      (i) the creation of the trust resulting from the deposit referred to in subsection (a) above does not violate the Investment Company Act of 1940,
      (ii) the Holders have a valid first-priority security interest in the trust funds, and (iii) the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

            (e) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit referred to in subsection (a) above was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

            (f) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 402 have been complied with.

SECTION 403.  Application of Trust Money

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or Section 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any

Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 404.  Reinstatement

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 401, 402 or 403 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 401 or 402 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 401 or 402 of this Indenture, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                               ARTICLE FIVE

                                 Remedies

SECTION 501.  Events of Default.

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity or in the payment of any Redemption Price; or

            (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default of whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days; in either case after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary, whether such indebtedness now exists or shall hereafter be created, which default (i) shall consist of a failure to pay all or any portion of the principal amount of such indebtedness at the later of its stated maturity or upon the expiration of any applicable period of grace, or (ii) shall have resulted in the acceleration of the maturity of such indebtedness, and the aggregate principal amount then outstanding of all such indebtedness referred to in (i) or (ii) above exceeds $10 million; or

            (5) a final judgment or final judgments for the payment of money are entered against the Company or any Subsidiary in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance) by a court or courts of competent jurisdiction, which judgments remain undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal all such judgments has expired; or

            (6)   the entry by a court having jurisdiction in the premises of
      (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the Company's property, or ordering the winding up or liquidation of the affairs of the Company and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the Company's property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

SECTION 502.  Acceleration of Maturity; Rescission and
              Annulment.

            If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal and all accrued but unpaid interest of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and interest shall become immediately due and payable.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A)   all overdue interest on all Securities;

                  (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      and

            (2) all Events of Default, other than the non- payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  Collection of Indebtedness and Suits for
              Enforcement by Trustee.

            The Company covenants that if

            (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or in the payment of any Redemption Price,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.  Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.  Application of Money Collected.

            Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
            Section 606 (including payment of all compensation, expenses and liabilities incurred, and all advances made by the Trustee, and the costs and expenses of collection); and

                  SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section, notice of which the Company shall mail to each Holder.

SECTION 507.  Limitation on Suits.

            No Holder of any Security shall have any right to institute any action, suit or proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action, suit or proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.  Unconditional Right of Holders To Receive
              Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.  Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

SECTION 510.  Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.  Control by Holders.

            The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 513.  Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

            (1) in the payment of the principal of (or premium, if any) or interest on any Security, or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.  Undertaking for Costs.

            All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

SECTION 515.  Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE SIX

                                The Trustee

SECTION 601.  Certain Duties and Responsibilities.

            (a) Except during the continuance of an Event of Default of which the Trustee has actual knowledge,

            (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

            (b) In case an Event of Default of which the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (1) this Subsection 601(c) shall not be construed to limit the effect of Subsection 601(a);

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

            (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

            (d) The Trustee shall not be deemed to have knowledge of an Event of Default or of any event or condition which, with the giving of notice, the passage of time or both, might constitute an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or
(ii) an officer of the Trustee having primary responsibility for the Trustee's duties hereunder shall have actual knowledge thereof; provided, however, that the Trustee shall be deemed to have knowledge of the occurrence of an Event of Default described in Section 501(1) or 502(2) hereof if the Trustee is acting as Paying Agent at the time of the event giving rise to such Event of Default.

            (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Certain Rights of Trustee.

            Except as otherwise provided in Section 315 of the Trust Indenture Act and subject to the provisions of Section 601 hereof:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable in such actions other than for its own negligence or willful misconduct.

SECTION 603. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 604.  May Hold Securities.

            The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not

Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 605.  Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 606.  Compensation and Reimbursement.

            The Company agrees:

            (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder as shall be agreed upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

            (3) to indemnify the Trustee and each of the Trustee's directors, officers, employees, agents, successors and assigns (collectively, the "Indemnitees") for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on any of their part, arising out of or in connection with the acceptance or administration of this trust, including the costs, expenses and reasonable attorneys' fees of defending the Indemnitees against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder as Trustee, Authenticating Agent, Paying Agent or Security Registrar.

            If the Trustee incurs expenses or renders services in connection with an Event of Default under Section 501(6) or 501(7), the Trustee's expenses (including reasonable attorney's fees and expenses) and its compensation for such services are intended to constitute expenses of administration under applicable Federal or State bankruptcy, insolvency or other laws.

            As security for the performance of the obligations of the Company under this Section 606 the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by it, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on the Securities.

            The provisions of this Section 606 shall survive satisfaction and discharge of this Indenture in accordance with Article Four and the resignation or removal of the Trustee in accordance with Section 608 hereof.

SECTION 607.  Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company, nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee.

SECTION 608.  Resignation and Removal; Appointment of
              Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 609.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

            (d)   If at any time:

            (1) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (2) the Trustee shall fail to comply with Section 613(a) after written requests therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514 hereof and Section 315(e) of the Trust Indenture Act, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 609.  Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Notwithstanding replacement of the Trustee, the Company's obligations under Section 606 hereof shall continue for the benefit of the retiring Trustee.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610.  Merger, Conversion, Consolidation or
              Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 611.  Appointment of Authenticating Agent.

            At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof, the Commonwealth of Puerto Rico or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital surplus of not less than $10,000,000 and subject to supervision or examination by Federal, Commonwealth and State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirement of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company and shall mail written notice of such appointment by first class mail, postage prepaid to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

            The provisions of Sections 308, 603 and 604 shall be applicable to each Authenticating Agent.

            If any appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This is one of the Securities described in the within-mentioned Indenture.



                            ------------------------------------
                            as Trustee


                            By
                              ----------------------------------
                               As Authenticating Agent



                            By
                              ----------------------------------
                               Authorized Signatory


SECTION 612.  Notice of Defaults.

            Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders, as provided in Section 703(c) hereunder, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 501(3) no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 613.  Disqualification: Conflicting Interests.

      (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall within 90 days after ascertaining that it has such conflicting interest, and if an Event of Default (as such term is defined hereunder but exclusive of any period of grace or requirement of notice) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.

      (b) In the event that the Trustee shall fail to comply with the provisions of Subsection 613(a), the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such failure. Subject to Section 514, any Holder who has been a bona fide Holder of Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee, and the appointment of a successor, if such Trustee fails, after written request thereof by such Holder to comply with the provisions of Section 614(a).

      (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if an Event of Default (as such term is defined hereunder but exclusive of any period of grace or requirement of notice) has occurred and

            (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or partici- pation in other securities, of the Company are outstanding, if

                   (i) this Indenture and such other indenture or indentures are wholly unsecured and rank equally and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture or such other indenture or indentures, or

                  (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;

            (2) the Trustee or any of its directors or executive officers is an underwriter for the Company;

            (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

            (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection 613(c), to act as trustee, whether under an indenture or otherwise;

            (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

            (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection 613(c) defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;

            (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection 613(c) defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

            (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection 613(c) defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company;

            (9) the Trustee owns, on the date of an Event of Default (as such term is defined hereunder but exclusive of any period of grace or requirement of notice) or any anniversary of such date while such Event of Default continues, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection 613(c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the date of any such Event of Default and annually in each succeeding year that an Event of Default continues, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such date. If the Company fails to make full payment in full of the principal of, or the premium, if any, or interest on, any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection 613(c); or

            (10)  except under the circumstances described in paragraphs (1),
      (3), (4), (5) or (6) of this Subsection 613(c), the Trustee shall be or become a creditor of the Company.

            The specification of percentages in paragraphs (5) and (9), inclusive, of this Subsection 613(c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection 613(c).

            For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection 613(c) only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

            (d)   For the purposes of this Section:

            (1) The term "underwriter" when used with reference to the Company means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated, or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

            (2) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

            (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

            (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

            (5)   The term "Company" means any obligor upon the Securities.

            (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

            (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

            (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

            (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding;

            (3) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

            (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                    (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                   (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to the principal or interest or otherwise;

                  (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                   (iv) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

            (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

SECTION 614.  Preferential Collection of Claims Against Company.

            (a) Subject to Subsection 614(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Subsection 614(c), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in Subsection 614(c)):

            (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection 614(a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

            (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

            Nothing herein contained, however, shall affect the right of the
      Trustee:

            (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy law or applicable State law.

            (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

            (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three- month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection 614(c) would occur within three months; or

            (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

            For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

            If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders of the Securities and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

            Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection 614(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection 614(a) if and only if the following conditions exist:

                    (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

                   (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

            (b) There shall be excluded from the operation of Subsection 614(a) a creditor relationship arising from

            (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

            (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

            (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

            (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Subsection 614(c).

            (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

            (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptance or obligations which fall within the classification of self-liquidating paper as defined in Subsection 614(c).

            (c)   For the purposes of this Section only:

            (1) the term "default" means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

            (2) the term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 614, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;

            (3) the term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks and payable upon demand;

            (4) the term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;

            (5)   the term "Company" means any obligor upon the Securities; and

            (6) the term "Federal Bankruptcy Act" means the Bankruptcy Act or Title 11 of the United States Code.


                              ARTICLE SEVEN

        Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

            The Company will furnish or cause to be furnished to the Trustee

            (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

            (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 702.  Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

            (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after receipt of such application, at its election, either

            (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Subsection 702(a), or

            (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Subsection 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

            If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Subsection 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such a mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Subsection 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Subsection 702(b).

SECTION 703.  Reports by Trustee.

            (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit by mail, as provided in Section 703(c), a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

            (1) any change to its eligibility under Section 607 and its qualifications under Section 613;

            (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;

            (3) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 614(b)(2), (3),
      (4) or (6);

            (4) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

            (5) any additional issue of Securities which the Trustee has not previously reported;

            (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 612; and

            (7) the creation of or any material change to a relationship specified in Section 6.13(c).

            (b) The Trustee shall transmit by mail, as provided in Section 703(c), a brief report with respect to the character and amount of any advances (and if the Trustee elects to so state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection 703(a) (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection 703(b), except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.

            (c) Reports pursuant to this Section 703 shall be transmitted by mail to all registered Holders of Securities, as the names and addresses of such Holders appear upon the Security Register, to such Holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, and, except in the case of reports pursuant to Section 703(b), to all Holders of Securities whose names and addresses have been furnished to or received by the Trustee pursuant to
Section 701 and 702.

            (d) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and also with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 704.  Reports by Company.

            The Company shall:

            (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

            (c) transmit by mail to all Holders, as provided in Section 703(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections 704(a) and 704(b) as may be required by rules and regulations prescribed from time to time by the Commission; and

            (d) file with the Trustee the statement required by Section 1017 hereof.

                                 ARTICLE EIGHT

      Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

            The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its Property to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease all or substantially all of its Property to the Company, unless:

            (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its Property to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the Property of the Company shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof, the Commonwealth of Puerto Rico or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

            (3) immediately after giving effect to such transaction on a pro forma basis, the Company or such surviving entity would be able to incur $1.00 of additional Indebtedness under the covenant contained in Section 1008;

            (4) immediately after giving effect to such transaction, the Company or such surviving entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802.  Successor Substituted.

            Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (3)   to secure the Securities; or

            (4) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this Subsection 901(4) shall not adversely affect the interests of the Holders; or

            (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.

SECTION 902.  Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

            (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3)   modify any of the provisions of this Section, Section 513 or
      Section 1018, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.  Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and, when executed and delivered, will constitute a valid and binding obligation of the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which, in the Trustee's sole discretion, affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.  Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906.  Reference in Securities to Supplemental Indentures.

            Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE TEN

                                   Covenants

SECTION 1001.  Payment of Principal, Premium and Interest.

            The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002.  Maintenance of Office or Agency.

            The Company will maintain in the City of New York, and at any other office or agency maintained by the Company for such purpose, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Security Payments to Be Held in
               Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of

(and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall, subject to applicable escheat and abandoned property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the direction of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.  Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.  Maintenance of Properties.

            The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1005 shall prevent the Company from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or in the judgment of any Subsidiary desirable in the conduct of the business of such

Subsidiary and in either such case not disadvantageous in any material respect to the Holders.

SECTION 1006.  Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and
(2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.  Insurance.

            The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

SECTION 1008. Limitation on Company and Subsidiary Indebtedness and Disqualified Stock.

            The Company will not, and will not permit any of its Subsidiaries, directly or indirectly to create, incur, assume, become liable for or guarantee the payment of (collectively, "incur") any Indebtedness or issue or become obligated with respect to any Disqualified Stock unless at the time of such event and after giving pro forma effect thereto (including the application of the proceeds, if any, thereof) (i) the Consolidated Interest Coverage Ratio of the Company is greater than 3.0 to 1.0, (ii) no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) such Indebtedness is not Restricted Indebtedness.

            The limitations contained in the previous paragraph will not apply to (i) Permitted Indebtedness and (ii) Refinancing Indebtedness.

SECTION 1009.  Limitation on Restricted Payments.

            The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment unless (i) at the time of and after giving effect to the proposed Restricted Payment, no Event of Default, or event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (ii) at the time of and after giving effect to the proposed Restricted Payment, the aggregate amount of all Restricted Payments made after the date of original issuance of the Securities shall not exceed the sum of (a) 50% of the aggregate Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such Loss) of the Company for the period (taken as one accounting period)
commencing on [        ], 1996 to and including the last day of the fiscal
quarter ended immediately prior to the date of the proposed Restricted Payment, plus (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee), received by the Company from the issuance or sale (other than to a Subsidiary) after the date of original issuance of the Securities, of
(A) shares of its Capital Stock (other than Disqualified Stock) or (B) Indebtedness of the Company which has been converted into or exchanged for shares of its Capital Stock (other than Disqualified Stock) plus (c) $15,000,000.

            The provisions of the previous paragraph shall not be deemed to prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of this Indenture, (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or of any Subsidiary in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, other shares of Capital Stock (other than Disqualified Stock) of the Company; or (iii) the declaration or payment of any dividend payable exclusively in shares of Capital Stock (other than Disqualified Stock) of the Company.

            The Restricted Payments described in clauses (ii) and (iii) of the previous paragraph shall not be applied to reduce the amount available under clause (ii) of the first paragraph of this Section, nor shall the proceeds from any issuance and sale of Capital Stock referred to in such clause (ii) be included in "aggregate net proceeds" for purposes of subclause (ii)(b) of the first paragraph of this Section. The payment of dividends under clause (i) of the previous paragraph shall not reduce the amount available under clause (ii) of such first paragraph, but the amount available under such clause (ii) shall be reduced when such dividends are declared.

SECTION 1010.  Limitation on Liens.

            The Company will not, nor will it permit any Subsidiary to, at any time create, assume, guarantee or suffer to exist any Indebtedness of the Company or any Subsidiary secured by any Lien (other than a Permitted Lien) on any Property, shares of Capital Stock or Indebtedness of the Company or of any Subsidiary, whether now owned or acquired after the date of this Indenture, without in any such case effectively providing, concurrently with the creation, assumption or guarantee of such Indebtedness, that the Securities shall, so long as any such other Indebtedness shall be so secured (and, if the Company shall so determine, any other existing indebtedness (or Indebtedness thereafter in existence) created, assumed or guaranteed by the Company or any Subsidiary), be secured by any such Lien equally and ratably with or prior to any and all other Indebtedness thereby secured.

SECTION 1011. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

            The Company will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock; (ii) pay any Indebtedness owed to the Company or any other Subsidiary; (iii) make loans, advances or capital contributions to the Company or any other Subsidiary; or
(iv) sell, lease or transfer any of its property or assets to the Company or any other Subsidiary. The foregoing limitations shall not apply to encumbrances or restrictions existing under or by reason of (a) any encumbrances or restrictions pursuant to an agreement in effect on the date of this Indenture, (b) any restrictions, with respect to a Person that is not a Subsidiary on the date of this Indenture, under any agreement in existence at the time such Person becomes a Subsidiary (unless such agreement was entered into in connection with, or in contemplation of, such

Person becoming a Subsidiary on or after the date of this Indenture), (c) any restrictions existing under any agreement that amends, refinances or replaces the agreement containing restrictions described in the foregoing clauses (a) and (b) and this clause (c), provided that the terms and conditions of any such restrictions are no less favorable to the Holders of the Securities than those under the agreement so amended, refinanced or replaced, (d) customary non-assignment or sublease provisions of any lease governing a leasehold interest of any Subsidiary, (e) those imposed by applicable law or regulation,
(f) those imposed by an agreement with a regulatory authority, and (g) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

SECTION 1012.  Limitation on Sales of Assets.

            The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, effect any Asset Disposition unless the Company or such Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the property or other assets sold or disposed (as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee). The restrictions contained in this Section shall not apply to or prevent the consolidation or merger of a Wholly Owned Subsidiary with, or a conveyance or transfer of its properties and assets as an entirety or substantially as an entirety to, the Company or another then existing Wholly Owned Subsidiary.

SECTION 1013.  Transactions with Affiliates.

            The Company will not, and will not permit any Subsidiary to, enter into or be a party to any material transaction or arrangement or series of transactions or arrangements with any Affiliate (including, without limitation, the purchase from, sale to, or exchange of assets or property with, or the rendering of any service by or for, any Affiliate and excluding any transaction or arrangement between the Company and any Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries), unless (i) such transaction or arrangement is entered into pursuant to the reasonable requirement of the Company's or such Subsidiary's existing or proposed business, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a person other than an Affiliate, (ii) with respect to a transaction or arrangement or series of transactions or arrangements involving aggregate value in excess of $2,000,000, such transaction is approved by a majority of the members of the Board of Directors having no personal stake in such transaction or arrangement as evidenced by a Board Resolution filed with the Trustee; provided that the provisions of clause (ii) shall not be applicable to the transactions or arrangements between the Company and HRU, Inc.

SECTION 1014.  Limitation on Capital Stock of Subsidiaries.

            The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Subsidiary or (ii) permit a Subsidiary to issue or sell any Capital Stock or other equity interest to any person (other than to the Company or to a Wholly-Owned Subsidiary of the Company); provided that the foregoing restrictions shall not apply (x) to any such sale, disposition or issuance which does not exceed $5,000,000 in fair market value (as determined in good faith by the Company) or (y) to the issuance and sale of nonvoting, nonconvertible preferred stock of any Subsidiary, provided that the aggregate liquidation or stated value of all such nonvoting, nonconvertible preferred stock does not exceed 5% of the Consolidated Net Tangible Assets of the Company.

SECTION 1015.  Limitation on Line of Business.

            The Company and its Subsidiaries shall continue to engage in the business of mortgage banking and lending, servicing mortgage loans and other financial services (including banking, consumer finance and broker-dealer operations and any other activity that would be permissible for a federal savings association, a national or Puerto Rico chartered commercial bank or a bank or savings and loan holding company) as their principal business.

SECTION 1016.  Provision of Financial Statements.

            So long as any of the Securities are Outstanding, whether or not the Company is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company is required to file or would have been required to file with the Commission pursuant to
Section 13(a) or 15(d) if the Company were so required. The Company will also file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file or would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to the reporting requirements of such Sections and, if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any Holder or prospective Holder.

SECTION 1017.  Statement by Officers as to Default.

            The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, and from time to time as reasonably requested by the Trustee, a certificate of the principal executive officer, the principal financial officer or the principal accounting officer, stating whether or not to the best knowledge of the signers thereof the Company is in compliance with all conditions and covenants of this Indenture, and if the Company shall not be in compliance, specifying all defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1017, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The Company will deliver to the Trustee within thirty days after the occurrence thereof written notice of any event which with the giving of notice and lapse of time would become an Event of Default under Section 501.

SECTION 1018.  Waiver of Certain Covenants.

            The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1001 to 1017, inclusive, if before the time for such compliance the Holders of a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                              ARTICLE ELEVEN

                         Redemption of Securities

SECTION 1101.  Right of Redemption.

            The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time at the Redemption Price specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date as specified in the form of Security.

SECTION 1102.  Applicability of Article.

            Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.  Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and deliver an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Securities.

SECTION 1104.  Selection by Trustee of Securities
               to Be Redeemed.

            If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

            The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1105.  Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his latest address appearing in the Security Register.

            All notices of redemption shall state:

            (1)   the Redemption Date,

            (2) the calculation of the Redemption Price, including the amount of accrued interest, if any, to be paid,

            (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and

            (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106.  Deposit of Redemption Price.

            Prior to 11:00 a.m. on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section
1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

SECTION 1107.  Securities Payable on Redemption Date.

            Notice of redemption having been giving as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates and Special Record Dates according to their terms and the provisions of Section 307.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1108.  Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the

Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, except that if a Book Entry Security is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the Depositary for such Book Entry Security, without service charge, a new Book Entry Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Book Entry Security so surrendered.

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                                    FIRST FINANCIAL CARIBBEAN
                                      CORPORATION


                                    By:
                                       ----------------------------
                                        Name:
                                        Title:


Attest:

- --------------------------

                                    BANKERS TRUST COMPANY,
                                      as Trustee


                                    By:
                                       ----------------------------
                                        Name:
                                        Title: Attest:

- --------------------------

STATE OF NEW YORK )
                  )  ss.:
COUNTY OF NEW YORK)


            On the _____ day of __________, 1996, before me personally came _____________________, to be known, who, being by me duly sworn, did depose and say that s/he resides at ___________________; that s/he is _____________ of
First Financial Caribbean Corporation, one of the entities described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.



                                             (NOTARIAL SEAL)



                                    By:
                                       ----------------------------
                                        Notary Public